Exhibit 99.1

Teladoc Health Reports Second Quarter 2019 Results

Year-over-year Q2 revenue grows 38% to $130.3 million and total visits increase 70% to 908,000

Year-over-year first half revenue grows 41% to $258.8 million and total visits increase 73% to 1,971,000

Issues 2019 third-quarter guidance and updates full-year expectations

PURCHASE, NY, July  31, 2019 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported financial results for the second quarter ending June  30, 2019.

“The second quarter punctuated a strong first half of the year for Teladoc Health. Our robust engagement science strategies have allowed us to capitalize on the macro tailwinds we’re seeing globally to drive solid results across all of our markets and clinical specialties,” said Jason Gorevic, chief executive officer, Teladoc Health. “We built out our senior leadership team with two important additions during the quarter, and we made meaningful progress towards realizing the long-term benefits of our diversified growth strategy. The persistent strength in our visit volume and our accelerating sales pipeline serves as yet another affirmation of the broader acceptance and prevalence of virtual care in the healthcare system today.”

Financial Highlights for the Second Quarter and Six Months Ended June  30, 2019

Revenue
($ thousands)
	Quarter Ended		Year over Year	Six Months Ended		Year over Year
	June 30,		Growth	June 30,		Growth
	2019	2018		2019	2018
Subscription Access Fees Revenue
U.S.	$85,530	$65,066	31%	$166,509	$126,086	32%
International	25,711	14,731	75%	50,686	25,440	99%
Total	111,241	79,797	39%	217,195	151,526	43%

Visit Fee Revenue
U.S. Paid Visits	15,083	11,795	28%	33,331	26,004	28%
U.S. Visit Fee Only	3,546	2,710	31%	7,667	6,249	23%
International Paid Visits	406	258	57%	656	425	54%
Total	19,035	14,763	29%	41,654	32,678	27%

Total Revenue*	$130,276	$94,560	38%	$258,849	$184,204	41%

*Organic second-quarter 2019 revenue, excluding Advance Medical, increased by 24 percent year over year.
Organic six months ended 2019 revenue, excluding Advance Medical, increased by 23 percent year over year.

Membership & Visit Fee Only Access
(millions)
	Quarter Ended		Year over Year
	June 30,		Growth
	2019	2018
Total U.S. Paid Membership*	26.8	22.5	19.0%

Total U.S. Visit Fee Only Access	9.7	9.6	0.9%

Visits
(thousands)
	Quarter Ended		Year over Year	Six Months Ended		Year over Year
	June 30,		Growth	June 30,		Growth
	2019	2018		2019	2018
Paid Visits from U.S. Paid Membership	291	218	33%	656	516	27%
Percent of Paid Visits from U.S. Paid Membership	48%	50%	(5)%	49%	52%	(5)%
Visits Included from U.S. Paid Membership	319	218	46%	672	474	42%

Total Visits from U.S. Paid Membership	610	436	40%	1,328	990	34%

U.S. Visit Fee Only	54	37	47%	116	88	33%

International Visits	244	60	309%	527	60	771%
Total Visits	908	533	70%	1,971	1,138	73%

•	Net loss was $(29.3) million for the second quarter 2019 compared to $(25.1) million for the second quarter 2018.
•	Net loss per basic and diluted share was $(0.41) for the second quarter 2019 compared to $(0.40) for the second quarter 2018.
•	Gross margin was 68.0 percent for the second quarter 2019 compared to 70.7 percent for the second quarter 2018.
•	EBITDA was $(12.2) million for the second quarter 2019 compared to $(10.1) million for the second quarter 2018.
•	Adjusted EBITDA was a positive $6.3 million for the second quarter 2019 compared to $2.7 million for the second quarter 2018.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations.

For the third-quarter 2019, we expect:

•	Total revenue to be in the range of $135 million to $138 million.
•	EBITDA loss to be in the range of $(10.5) million to $(12.5) million.

•	Adjusted EBITDA to be in the range of $7 million to $9 million.
•	Total U.S. paid membership to be in the range of 28.5 million to 29.5 million and visit-fee-only access to be available to approximately 10 million individuals.
•	Total visits to be between 800,000 and 900,000.
•	Net loss per share, based on 72.3 million weighted average shares outstanding, to be between $(0.40) and $(0.42).

For the full-year 2019, we have updated our expectations as follows:

•	Total revenue to be in the range of $538 million to $545 million.
•	EBITDA loss to be in the range of $(39) million to $(45) million.
•	Adjusted EBITDA to be in the range of positive $27 million to $33 million.
•	Total U.S. paid membership to be in the range of 29 million to 30 million members and visit-fee-only access to be available to approximately 10 million individuals.
•	Total visits to be between 3.7 million to 4.0 million.
•	Net loss per share, based on 72.0 million weighted average shares outstanding, to be between $(1.52) and $(1.60).

Quarterly Conference Call

The second quarter 2019 earnings conference call and webcast will be held Wednesday, July 31, 2019 at 4:30 p.m. EDT. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 5049316 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,000 employees, the organization delivers care in 130 countries and in more than 30 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	June 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$440,443	$423,989
Short-term investments	32,161	54,545
Accounts receivable, net of allowance of $3,351 and $3,382, respectively	49,778	43,571
Prepaid expenses and other current assets	10,227	10,631
Total current assets	532,609	532,736
Property and equipment, net	9,722	10,148
Goodwill	748,073	737,197
Intangible assets, net	239,344	247,394
Operating lease - right-of-use assets	29,220	—
Other assets	6,376	1,401
Total assets	$1,565,344	$1,528,876
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,079	$7,769
Accrued expenses and other current liabilities	46,201	26,801
Accrued compensation	18,141	27,869
Total current liabilities	70,421	62,439
Other liabilities	6,990	6,191
Operating lease liabilities, net of current portion	26,386	—
Deferred taxes	31,710	32,444
Convertible senior notes, net	427,197	414,683
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 shares authorized as of June 30, 2019 and December 31, 2018; 71,934,381 shares and 70,516,249 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	72	70
Additional paid-in capital	1,483,245	1,434,780
Accumulated deficit	(468,135)	(408,661)
Accumulated other comprehensive (loss) income	(12,542)	(13,070)
Total stockholders’ equity	1,002,640	1,013,119
Total liabilities and stockholders’ equity	$1,565,344	$1,528,876

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$130,276	$94,560	$258,849	$184,204
Expenses:
Cost of revenue	41,634	27,684	86,311	54,540
Operating expenses:
Advertising and marketing	26,616	19,561	53,020	39,886
Sales	15,832	14,559	32,044	28,342
Technology and development	16,665	14,348	32,652	27,252
Legal and regulatory	2,019	639	3,605	1,684
Acquisition and integration related costs	1,136	5,800	2,148	7,369
Gain on sale	—	(4,070)	—	(4,070)
General and administrative	38,549	26,140	74,531	50,141
Depreciation and amortization	9,848	8,046	19,448	16,299
Total expenses	152,299	112,707	303,759	221,443
Loss from operations	(22,023)	(18,147)	(44,910)	(37,239)
Interest expense, net	7,211	6,910	13,732	11,783
Net loss before taxes	(29,234)	(25,057)	(58,642)	(49,022)
Income tax (benefit) provision	90	22	832	(81)
Net loss	$(29,324)	$(25,079)	$(59,474)	$(48,941)

Net loss per share, basic and diluted	$(0.41)	$(0.40)	$(0.83)	$(0.78)

Weighted-average shares used to compute basic and diluted net loss per share	71,721,246	62,975,535	71,322,586	62,389,902

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows used in operating activities:
Net loss	$(59,474)	$(48,941)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,443	16,299
Allowance for doubtful accounts	1,014	1,258
Stock-based compensation	30,891	18,891
Deferred income taxes	(1,472)	(1,258)
Accretion of interest	12,347	7,627
Gain on sale	—	(4,070)
Changes in operating assets and liabilities:
Accounts receivable	(7,237)	(4,027)
Prepaid expenses and other current assets	1,251	(540)
Other assets	74	(73)
Accounts payable	374	1,371
Accrued expenses and other current liabilities	10,358	(287)
Accrued compensation	(9,133)	(3,812)
Operating lease liabilities	(794)	—
Other liabilities	(2,385)	45
Net cash used in operating activities	(1,743)	(17,517)
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(1,248)	(2,015)
Purchase of internal-use software	(2,975)	(1,388)
Purchase of marketable securities	—	(12,141)
Proceeds from marketable securities	22,695	67,970
Sale of assets	7	5,500
Investment in securities	(5,000)	—
Acquisition of business, net of cash acquired	(11,207)	(273,535)
Net cash provided by (used in) investing activities	2,272	(215,609)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	15,701	15,765
Proceeds from issuance of convertible notes	—	279,126
Contingent consideration fair value adjustment	210	—
Proceeds from employee stock purchase plan	1,875	1,423
Cash (paid)/received for withholding taxes on stock-based compensation, net	(1,886)	500
Net cash provided by financing activities	15,900	296,814
Net increase in cash and cash equivalents	16,429	63,688
Foreign exchange difference	25	(701)
Cash and cash equivalents at beginning of the period	423,989	42,817
Cash and cash equivalents at end of the period	$440,443	$105,804

Income taxes paid	$309	$59

Interest paid	$6,102	$4,125

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe both financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBITDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
•	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss	$(29,324)	$(25,079)	$(59,474)	$(48,941)
Add:
Interest expense, net	7,211	6,910	13,732	11,783
Income tax (benefit) provision	90	22	832	(81)
Depreciation expense	856	733	1,719	2,264
Amortization expense	8,992	7,313	17,729	14,036
EBITDA	(12,175)	(10,101)	(25,462)	(20,939)
Stock-based compensation	17,368	11,060	30,891	18,891
Amortization of warrants and loss on extinguishment of debt	—	—	—	—
Gain on sale	—	(4,070)	—	(4,070)
Acquisition and integration related costs	1,136	5,800	2,148	7,369
Adjusted EBITDA	$6,329	$2,689	$7,577	$1,251

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Westwicke Partners

Jordan E. Kohnstam

Office: 443-450-4189

Jordan.kohnstam@westwicke.com